Exhibit 99.1

RingCentral Announces Revenue Increase of 36% for Third Quarter 2014

RingCentral Office® Annualized Exit Monthly Recurring Subscriptions Grew 53%

Reports Greater Than 500 Basis Point Improvement in Non-GAAP Operating Margins

San Mateo, Calif. – October 29, 2014 – RingCentral, Inc. (NYSE: RNG), a leading provider of cloud-business communications solutions, today announced financial results for the third quarter ended September 30, 2014.

Third Quarter Highlights:

•	Revenue increased 36% year-over-year to $56.9 million.

•	Total annualized exit monthly recurring subscriptions were up 37% year-over-year to $219.8 million.

•	RingCentral Office® annualized exit monthly recurring subscriptions were up 53% year-over-year to $153.7 million.

•	Net monthly subscription dollar retention was over 99%.

“I’m pleased to report another strong quarter with results above our guidance on both the top and bottom line,” said Vlad Shmunis, RingCentral’s Chairman and CEO. “Larger businesses are increasingly adopting our cloud-based offerings, as we continued to make meaningful strides up-market in the quarter. In addition, we were able to further demonstrate operating leverage in the quarter, as we improved our Non-GAAP operating margins significantly on both a quarter-over-quarter and year-over-year basis.”

Financial Results of the Third Quarter 2014:

•	Revenue: Total revenue was $56.9 million for the third quarter of 2014, up 36% from the third quarter of 2013. Services revenue was $52.0 million for the third quarter of 2014, up 37% from the third quarter of 2013. Product revenue was $5.0 million for the third quarter of 2014, up 25% from the third quarter of 2013.

•	Net Income (Loss): Net income (loss) per diluted share was ($0.18) for the third quarter of 2014 compared with ($0.36) for the third quarter of 2013. Non-GAAP net income (loss) per diluted share was ($0.11) for the third quarter of 2014, compared with ($0.32) per diluted share for the third quarter of 2013.

•	Balance Sheet: Total cash and short-term investments at the end of the third quarter of 2014 were $149.4 million, compared to $151.4 million at the end of the second quarter of 2014.

Third Quarter 2014 and Recent Business Highlights:

•	Announced that Gartner has positioned RingCentral furthest along the completeness of vision axis in the August 28, 2014 “Magic Quadrant for Unified Communications as a Service, Multiregional.”

•	RingCentral Meetings offering earned a 2014 Internet Telephony TMC Labs Innovation Award, for its innovative technology enabling online meetings with HD video and web conferencing on any device.

•	Received the “Global Excellence Award for Outstanding Product/Service”, recognizing its innovative mobile-centric approach to cloud-based business communications technology.

•	Named to the inaugural CRN Cloud Partner Program Guide, a valuable resource used by solution providers to connect and partner with the IT industry’s top cloud technologies.

Conference Call Details:

•	What: RingCentral financial results for the third quarter of 2014 and outlook for the fourth quarter and full year of 2014.

•	When: Wednesday, October 29, 2014 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers may provide confirmation number 13592807 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13592807.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of cloud-based business communications solutions. Easier to manage and more flexible than on-premise communications phone systems, RingCentral’s cloud solution meets the needs of modern distributed and mobile workforces, while eliminating the expense and complications of on-premise traditional hardware-based systems and software. RingCentral is headquartered in San Mateo, California.

Forward-Looking Statements

This press release contains “forward-looking statements”, including statements regarding the continued adoption of our cloud-based offerings by large businesses and our future operating results. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to manage our expenses and growth; and general market, political, economic, and business conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended June 30, 2014, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported results include certain Non-GAAP financial measures, including Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share. We define Non-GAAP operating income (loss) as operating income (loss) excluding share-based compensation, legal settlements and other one-time items. We define Non-GAAP net income (loss) per share as net income (loss) per share assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance.

We have included Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share can provide a useful measure for period-to-period comparisons of our core business.

Although Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, and other income and expenses, which are reconciling items between Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Our reported results also include our total annualized exit monthly recurring subscriptions and RingCentral Office annualized exit monthly recurring subscriptions. We define our total annualized exit monthly recurring subscriptions as our total monthly recurring subscriptions multiplied by 12. Our total monthly recurring subscriptions equals the monthly value of all customer subscriptions in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated services revenues. We calculate our RingCentral Office annualized exit monthly recurring subscriptions in the same manner as we calculate our total annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric.

Investor Relations Contact:

Mitesh Dhruv, RingCentral

Greg Kleiner, ICR for RingCentral

(650) 581-9443

ir@RingCentral.com

Media Contact:

SSPR

Kristin Miller

(415) 470-2138

kmiller@sspr.com

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2014	December 31, 2013
Assets:
Current assets:
Cash and cash equivalents	$120,691	$116,378
Short-term investments	28,662	—
Accounts receivable, net	7,443	3,045
Inventory	2,012	2,111
Prepaid expenses and other current assets	8,369	5,214

Total current assets	167,177	126,748
Property and equipment, net	25,862	16,660
Other assets	2,866	1,777

Total assets	$195,905	$145,185

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$5,700	$4,414
Accrued liabilities	31,659	20,559
Current portion of capital lease obligation	615	347
Current portion of long-term debt	18,489	9,871
Deferred revenue	23,415	16,552

Total current liabilities	79,878	51,743
Long-term debt	8,750	24,356
Sales tax liability	3,953	3,988
Capital lease obligation	618	247
Other long-term liabilities	2,771	1,336

Total liabilities	95,970	81,670

Stockholders’ equity:
Common stock	7	6
Additional paid-in capital	268,189	193,574
Accumulated other comprehensive loss	(286)	(310)
Accumulated deficit	(167,975)	(129,755)

Total stockholders’ equity	99,935	63,515

Total liabilities and stockholders’ equity	$195,905	$145,185

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Services	$51,951	$37,925	$143,668	$104,669
Product	4,993	4,009	14,325	10,494

Total revenues	56,944	41,934	157,993	115,163

Cost of revenues:
Services	14,799	12,080	43,305	34,178
Product	4,606	3,888	13,546	10,189

Total cost of revenues	19,405	15,968	56,851	44,367

Gross profit	37,539	25,966	101,142	70,796

Operating expenses:
Research and development	11,931	8,150	32,478	24,260
Sales and marketing	26,697	18,889	76,342	52,355
General and administrative	9,725	7,078	28,184	24,859

Total operating expenses	48,353	34,117	137,004	101,474

Loss from operations	(10,814)	(8,151)	(35,862)	(30,678)
Other income (expense), net	(1,153)	(647)	(2,174)	(2,120)

Loss before provision (benefit) for income taxes	(11,967)	(8,798)	(38,036)	(32,798)
Provision (benefit) for income taxes	19	54	184	(66)

Net loss	$(11,986)	$(8,852)	$(38,220)	$(32,732)

Net loss per common share:
Basic and diluted	($0.18)	($0.36)	($0.58)	($1.41)

Weighted-average number of shares used in computing net loss per share:
Basic and diluted	67,800	24,452	66,313	23,290

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(38,220)	$(32,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,409	6,606
Share-based compensation	11,306	4,546
Non-cash interest expense related to debt	194	412
Loss on disposal of assets	24	—
Deferred income tax	82	(45)
Changes in assets and liabilities:
Accounts receivable	(4,398)	198
Inventory	100	(1,202)
Prepaid expenses and other current assets	(3,155)	(4,340)
Other assets	(1,109)	(155)
Accounts payable	1,078	1,652
Accrued liabilities	11,318	(366)
Deferred revenue	6,863	4,283
Other liabilities	1,400	553

Net cash used in operating activities	(7,108)	(20,590)

Cash flows from investing activities:
Purchases of property and equipment	(15,169)	(9,024)
Purchases of available-for-sale securities	(28,696)	—
Restricted investments	—	(130)

Net cash used in investing activities	(43,865)	(9,154)

Cash flows from financing activities:
Net proceeds from secondary offering of common stock	57,167	—
Net proceeds from debt agreements	—	22,907
Repayment of debt	(7,182)	(5,928)
Repayment of capital lease obligations	(509)	(312)
Proceeds from issuance of preferred stock warrants	—	1,625
Payment of offering costs	(1,219)	(1,773)
Proceeds from issuance of stock in connection with stock plans	7,010	835

Net cash provided by financing activities	55,267	17,354

Effect of exchange rate changes on cash and cash equivalents	19	(22)
Net increase (decrease) in cash and cash equivalents	4,313	(12,412)
Cash and cash equivalents:
Beginning of period	116,378	37,864

End of period	$120,691	$25,452

RINGCENTRAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Revenues:
Services	$51,951	$37,925	$143,668	$104,669
Product	4,993	4,009	14,325	10,494

Total Revenues	56,944	41,934	157,993	115,163

Cost of Revenues reconciliation:
GAAP Services cost of revenues	14,799	12,080	43,305	34,178
Share-based compensation	(330)	(129)	(974)	(297)

Non-GAAP services cost of revenues	14,469	11,951	42,331	33,881

GAAP Product cost of revenues	4,606	3,888	13,546	10,189

Gross margin reconciliation:
Non-GAAP Services	72.1%	68.5%	70.5%	67.6%
Non-GAAP Product	7.8%	3.0%	5.4%	2.9%
Non-GAAP Gross margin	66.5%	62.2%	64.6%	61.7%
Operating expenses reconciliation:
GAAP Research and development	11,931	8,150	32,478	24,260
Share-based compensation	(926)	(367)	(2,426)	(884)

Non-GAAP research and development	11,005	7,783	30,052	23,376

As a % of total revenues non-GAAP	19.3%	18.6%	19.0%	20.3%

GAAP Sales and marketing	26,697	18,889	76,342	52,355
Share-based compensation	(1,396)	(330)	(3,661)	(734)

Non-GAAP sales and marketing	25,301	18,559	72,681	51,621

As a % of total revenues non-GAAP	44.4%	44.3%	46.0%	44.8%

GAAP General and administrative	9,725	7,078	28,184	24,859
Share-based compensation	(1,546)	(1,384)	(4,245)	(2,631)
Legal related matters	—	1,160	—	(3,097)

Non-GAAP general and administrative	8,179	6,854	23,939	19,131

As a % of total revenues non-GAAP	14.4%	16.3%	15.2%	16.6%

Loss from operations reconciliation:
GAAP loss from operations	(10,814)	(8,151)	(35,862)	(30,678)
Share-based compensation	4,198	2,210	11,306	4,546
Legal related matters	—	(1,160)	—	3,097

Non-GAAP loss from Operations	(6,616)	(7,101)	(24,556)	(23,035)

Net loss reconciliation:
GAAP Net loss	(11,986)	(8,852)	(38,220)	(32,732)
Share-based compensation	4,198	2,210	11,306	4,546
Legal related matters	—	(1,160)	—	3,097

Non-GAAP Net loss	$(7,788)	$(7,802)	$(26,914)	$(25,089)

Basic and diluted net loss per share
GAAP	$(0.18)	$(0.36)	$(0.58)	$(1.41)
Non-GAAP	$(0.11)	$(0.32)	$(0.41)	$(1.08)
Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	67,800	24,452	66,313	23,290